UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 3, 2004

                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in its Charter)

                          ____________________________

         ILLINOIS                       000-50316                36-3596839
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
     of incorporation)                                       identification no.)

C/O DEARBORN CAPITAL MANAGEMENT, L.L.C.                             60661
   550 WEST JACKSON BLVD., SUITE 1300                            (Zip Code)
           CHICAGO, ILLINOIS
(Address of principal executive offices)

       Registrant's telephone number, including area code: (312) 756-4450

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 9.  REGULATION FD DISCLOSURE.
         ------------------------

         On July 27, 2004, Dearborn Capital Management, L.L.C., the General Partner of the Grant Park Futures Fund Limited Partnership (the "Fund"), sent a letter to the financial advisors of the Fund's selling agents describing the challenges relating to the current drawdown the Fund is experiencing as well as a summary description of the trend following trading strategy used by the Fund's trading advisors. Due to technical and other difficulties involved in the dissemination of the letter to the financial advisors, it is the General Partner's understanding that a majority of the financial advisors to whom a copy of the letter was sent did not actually receive the letter. Accordingly, on August 3, 2004, the General Partner sent a copy of the attached revised letter to these financial advisors. The revised letter reflects certain minor changes to clarify the information included in the tables presented on page two, as well as the inclusion of the annual breakeven level for each class of units of the Fund. Attached as Exhibit 99.1 is a copy of the letter, which is incorporated herein by reference.

         Note: the information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

                                     BY: DEARBORN CAPITAL MANAGEMENT, L.L.C.
Date:  August 3, 2004                    its General Partner

                                     By: /s/ David M. Kavanagh
                                         ---------------------------------------
                                         David M. Kavanagh
                                         President



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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
-------

99.1     Letter to Financial Advisors dated August 3, 2004



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